OAK ASSOCIATES FUNDS

Amendment No. 1 to

Administration, Bookkeeping and

Pricing Services Agreement

THIS AMENDMENT is made as of August 7, 2013 by and between ALPS Fund Services, Inc. (“ALPS”) and Oak Associates Funds (the “Trust”).

WHEREAS, ALPS and the Trust have entered into an Administration, Bookkeeping and Pricing Services Agreement, dated May 17, 2010 (the “Agreement”); and

WHEREAS, ALPS and the Trust wish to modify the provisions of Appendix B - SERVICES to the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX B - SERVICES. APPENDIX B - SERVICES of the Agreement is replaced in its entirety with the attached APPENDIX B - SERVICES.

2.

Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment first set forth above.

ALPS FUND SERVICES, INC.		OAK ASSOCIATES FUNDS

By:	/s/ Jeremy O. May	By:	/s/ Leslie Manna

Name:	Jeremy O. May	Name:	Leslie Manna
Title:	President	Title:	President

APPENDIX B

SERVICES

(as of August 7, 2013)

| Fund Administration

• Prepare annual and semi-annual financial statements

• Prepare and file Forms N-SAR, N-CSR, N-Q and 24f-2

• Host annual audits and SEC exams

• Provide daily investment restriction compliance monitoring support and reporting

• Calculate monthly SEC standardized total return performance figures

• Prepare required reports for quarterly Board meetings

• Monitor expense ratios

• Maintain budget vs. actual expenses

• Manage fund invoice approval and bill payment process

• Maintain and coordinate Blue Sky registration

• Assist with placement of Fidelity Bond and E&O insurance

• Coordinate reporting to outside agencies including Morningstar, etc.

| Fund Accounting

• Calculate daily NAVs

• Transmit daily NAVs to NASDAQ, Transfer Agent and other third parties

• Compute yields, expense ratios, portfolio turnover rates, etc.

• Calculate income dividend rates

• Reconcile cash and investment balances with the custodian

• Support preparation of financial statements

• Prepare required Fund Accounting records in accordance with the 1940 Act

| Legal

• Review and update Prospectus and Statement of Additional Information annually

• If the Trust elects to have ALPS prepare the Summary Prospectus additional fees will be charged

• Provide legal review of SEC financial filings

• Coordinate EDGARization and filing of documents

• Prepare, compile and mail Board materials

• Attend Board meetings and prepare minutes

| Tax

• Calculate dividend and capital gain distribution rates, including distributions necessary to avoid excise tax*

• Calculate tax disclosure information (ROCSOP) for the audited financial statements

• Prepare and file federal and state income and excise tax returns (and appropriate extensions)*

• Monitor on a quarterly basis each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended

• Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences**

• Calculate year-end tax characterization for distributions paid during the calendar year

| Creative Services• Design, typeset, and coordinate printing and distribution of annual and semi-annual reports and summary prospectuses***

• Design cover page for statutory prospectus

• Typeset TA collateral and applications

* Funds’ independent auditors provide review and sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the Fund.

** Security classifications to be identified include but are not limited to passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust, and stapled security. The ultimate determination of the classification of securities will be the responsibility of Fund management.

*** Client is responsible for hiring a third-party vendor for the coordination of linking requirements needed for their statutory and summary prospectuses and SAI (to be placed on the Fund’s web site).